EXHIBIT 99.1

Press Release

For Immediate Release

Company contact: William M. Crawford, Investor Relations Manager, 303-293-9100

BILL BARRETT CORPORATION ANNOUNCES 2006 PRODUCTION AND RESERVES; PROVIDES 2007 GUIDANCE

DENVER – (PR Newswire) – January 16, 2007 – Bill Barrett Corporation (NYSE: BBG) announced today that production for the year ended December 31, 2006 was an estimated 52.1 billion cubic feet equivalent (Bcfe), a 32% increase from the previous year. Production in the fourth quarter of 2006 was an estimated 14.2 Bcfe, a 15% increase over the fourth quarter of 2005 and a 13% increase over the third quarter of 2006.

The Company’s estimated proved reserves at December 31, 2006 were 428 Bcfe, a 26% increase from the previous year end. The 2006 year end proved reserves were 88% natural gas/12% oil and 58% proved developed/42% proved undeveloped. The present value of the reserves, discounted at 10% per annum and before the impact of income taxes, was $603 million using a Rockies year end price of $4.46 per million British thermal units (MMBtu) and $61.06 per barrel of oil (Bbl). In addition to proved reserves, the Company estimates that, as of December 31, 2006, probable and possible resources totaled 1.1 Tcfe (see “Forward-Looking Statements” below).

Fred Barrett, Chairman and Chief Executive Officer, commented, “We are extremely pleased with our continued execution of our development and exploration programs, resulting in strong production and reserve growth in 2006. Looking forward, we expect this growth to continue over the next several years from our portfolio of development and delineation projects. In 2007, taking into account the Williston divestiture, we see production growth in the 17 to 27% range. In addition over the next six months, we will be drilling tests in several key exploration projects including Yellow Jacket (Paradox), Circus (Montana Overthrust), Hook/Woodside (Uinta) and Sellers Draw (Big Horn). We have positioned ourselves well financially to pursue our growth strategy. We have a low debt to capitalization ratio and we have hedged over 50% of our 2007 natural gas production at Rockies prices with a weighted average floor of $6.04.”

The following table is unaudited and summarizes estimated proved reserves and production by Basin.

	Year Ended December 31, 2006		Quarter Ended December 31, 2006 Estimated Production
In Bcfe	Proved Reserves	Estimated Production
Piceance Basin	146	14.5	4.3
Uinta Basin	151	16.5	5.1
Wind River Basin	63	11.4	2.4
Powder River Basin (COM)	26	7.0	1.6
Williston Basin	42	2.5	0.7
Other Basins	0	0.2	0.1

Total	428	52.1	14.2

The Company estimates its 2006 capital expenditures to be as follows:

In millions (unaudited):
Organic (including well costs, facility, leasehold, geologic and geophysical costs, and other)	$406
CH4 acquisition (excluding associated non-cash deferred taxes)	79
Divestiture of certain Powder River Basin properties	(31)
Proceeds from joint exploration projects and other divestitures	(49)

The Company also announced that a misclassification occurred in two rows in its Analysis of Changes in Proved Reserves in the Supplemental Oil and Gas Information in the Notes to Consolidated Financial Statements in its Form 10-K for the year ended December 31, 2005. Aggregate year end 2005 proved reserves were not affected; however, for 2005, “Extensions, discoveries and other additions” was overstated by 14.8 Bcfe, while “Revisions of previous estimates” was understated by the same amount. The Company’s Form 10-K for the year ended December 31, 2006, which is expected to be filed on or before March 1, 2007, will reflect these amounts in the appropriate rows.

2007 Guidance

The Company provides the following guidance for capital expenditures, production and certain expenses based on information available at the time of this release.

Year Ending December 31, 2007
Capital expenditures (in millions):	$425 - $450
Production (in Bcfe):	58 – 63
Operating Costs (per Mcfe):
Lease operating expense and Gathering and transportation expense	$0.79 - $0.88
General and administrative expense (excluding non-cash stock-based compensation)	$0.48 - $0.53

The guidance amounts do not include capital expenditures, production or operating costs related to the Williston Basin properties the Company has previously disclosed it intends to divest. The guidance amounts also do not include capital expenditures, production or operating costs that may result from acquisitions. The guidance for capital expenditures excludes expected proceeds from joint exploration agreements or proceeds from any divestitures.

The guidance amounts are based on expected results of the Company’s capital expenditure program (see table below), but actual amounts will be dependent on existing, material operating risks including oil and natural gas prices, regulatory restrictions, availability and cost of drilling, completion and other oilfield services, and gathering, compression, processing, and pipeline capacity (see “Forward-Looking Statements” below) and the magnitude of future exploration and development success. The Company will monitor these and other factors and may adjust its capital expenditure program accordingly. A reduction in capital expenditures may result in a reduction to production guidance. The following is a summary of estimated capital expenditures by area:

	Year Ending December 31, 2007
	Capital expenditures (in millions)	Number of Wells (gross) Planned
Piceance Basin	$170 - $175	96
Uinta Basin
West Tavaputs	$125 - $130	32
Lake Canyon/Blacktail Ridge	$35 - $40	33
Other Uinta	$5 - $10	3
Wind River Basin	$28 - $33	7
Powder River Basin	$25 - $30	229
Other	$32 - $37	6

Total	$425 - $450	406

Operations

Uinta Basin, Utah:

The Company announced it recently installed an additional compressor in the West Tavaputs field, which brought field compression capacity to 75 MMcfd (gross). The Company’s current production capacity exceeds its compression capacity. The Company expects to add two additional compressors at the end of the first quarter 2007, which will bring total capacity to 95 MMcfd (gross). The Company also announced it currently is drilling its second offset to its deep discovery well and expects to reach total depth in the next few weeks. Both the discovery well and its first offset are producing along their expected decline curves.

In Lake Canyon, the Company recently reached total depth in its first two offsets to its Wasatch formation discovery and expects to begin completion operations over the next month.

Piceance Basin, Colorado:

The Company produced an average of 48 MMcfed in December 2006 and it has recently added additional compression capacity to 75 MMcfd (gross). The Company will soon have three rigs operating in the area.

Paradox Basin, Colorado:

The Company recently drilled its first two tests in the Yellow Jacket prospect. The Company extracted core samples and is conducting detailed tests to determine the appropriate potential completion, which may occur in the next several months.

Hedging

The following table lists the Company’s current hedge position.

Commodity	Daily Volume	Reference Price	Swap	Floor/Ceiling	Contract Period
Natural Gas	15,000 MMBtu	CIG		$7.50 / $12.25	11/01/06 – 03/31/07
Natural Gas	64,000	CIG		$6.07 / $9.61	01/01/07 – 12/31/07
Natural Gas	5,000	CIG	$5.21		02/01/07 – 11/30/07
Natural Gas	25,000	CIG	$5.56		04/01/07 – 10/31/07
Natural Gas	20,000	CIG	$6.78		11/01/07 – 03/31/08
Natural Gas	35,000	CIG		$6.50 / $10.00	01/01/08 – 12/31/08
Oil	800 Bbl	WTI		$55.00 / $79.85	01/01/07 – 12/31/07
Oil	500	WTI		$70.00 / $80.15	01/01/08 – 12/31/08

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, explores for and develops natural gas and oil in nine basins and the overthrust belt in the Rocky Mountain region of the United States. Additional information about the Company may be found on its web site www.billbarrettcorp.com.

Forward-Looking Statements

The United States Securities and Exchange Commissioner permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operation conditions. Bill Barrett Corporation may use certain terms in this news release and other communications relating to reserves and production that the SEC’s guidelines strictly prohibit the Company from including in filings with the SEC. It is recommended that U.S. investors closely consider the Company’s disclosures in Bill Barrett Corporation’s Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended September 30, 2006 available from Company headquarters at 1099 18th Street, Suite 2300, Denver, Colorado, 80202. These forms are also available through the SEC by calling 1-800-SEC-0330.U.S. or at www.sec.gov.

This press release is forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements reflect Bill Barrett Corporation’s current views with respect to future events, based on what it believes are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties that could cause our actual results to differ materially including, among other things, exploration results, transportation, processing, market conditions, oil and gas price volatility, the availability and cost of services and materials, the ability to receive drilling and other permits, surface access and costs, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of Bill Barrett Corporation risk management activities, governmental regulations and other factors discussed in the Company’s reports filed with the SEC, including the Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended September 30, 2006.

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